UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2007

Authorize.Net Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

293 Boston Post Road West, Suite 220, Marlborough, Massachusetts		01752
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	508-229-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Today we issued a press release announcing that, as a result of our pending merger with CyberSource Corporation, and in anticipation of a special meeting of stockholders relating to the merger, our 2007 special meeting of shareholders in lieu of annual meeting previously scheduled for June 29, 2007 has been postponed indefinitely. Shareholders of Authorize.Net should disregard any proxy materials received prior to the date hereof. The date of the special meeting of stockholders relating to the merger has not yet been set. Authorize.Net will announce the date, time, and place of the special meeting once a final determination has been made. A copy of the press release entitled "Authorize.Net Holdings, Inc. Announces Postponement of 2007 Special Meeting of Shareholders in Lieu of Annual Meeting" is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Press Release entitled "Authorize.Net Holdings, Inc. Announces Postponement of 2007 Special Meeting of Shareholders in Lieu of Annual Meeting"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Authorize.Net Holdings, Inc.

June 21, 2007	By:	Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “Authorize.Net Holdings, Inc. Announces Postponement of 2007 Special Meeting of Shareholders in Lieu of Annual Meeting”